Exhibit 99.1

FOR IMMEDIATE RELEASE

Vera Therapeutics Reports First Quarter 2021 Financial Results and Provides

Corporate Update

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Completed an initial public offering with net proceeds, including the exercise of the underwriters’ option in full, of approximately $48.4 million in May 2021

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Expanded the management team to support initiation

of atacicept clinical development program

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Initiated Phase 2b ORIGIN clinical trial of atacicept in patients with IgA nephropathy (IgAN)

SOUTH SAN FRANCISCO, Calif., June 24, 2021 – Vera Therapeutics, Inc. (Nasdaq: VERA), a clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its financial results for the first quarter ended March 31, 2021, and provided a corporate update.

“Over the past nine months, we completed two capital raises for a total of approximately $128.0 million with which we have launched our clinical development program for atacicept,” said Marshall Fordyce, MD, founder and chief executive officer of Vera Therapeutics. “We recently initiated the Phase 2b ORIGIN trial of atacicept to treat IgAN, which we believe could have a profound benefit for patients for whom there remains significant unmet medical need.”

First Quarter and Recent Business Highlights

•

Initiated the Phase 2b ORIGIN clinical trial, a dose-ranging study evaluating the safety and efficacy of atacicept in patients with IgA nephropathy (IgAN) who continue to have persistent proteinuria and remain at high risk of disease progression.

•	Appointed Celia Lin, MD, as Chief Medical Officer, who brings extensive clinical and industry experience in orphan diseases and multiple therapeutic areas, including nephrology and inflammation.

•

Appointed Tad Thomas, PhD, as Senior Vice President and Head of Product Development and Manufacturing to lead the Company’s process development, manufacturing, analytical sciences, and quality control operations.

•	Appointed Joseph Young, MBA, as Senior Vice President of Finance and Chief Accounting Officer to oversee finance and accounting, administration, and corporate operations.

•	Completed an initial public offering with net proceeds of approximately $48.4 million, including the underwriters’ exercise of their option in full, in May 2021.

•

Completed an approximately $80.0 million Series C financing in January 2021 led by Abingworth LLP. Other investors included Sofinnova Investments, Longitude Capital, Fidelity Management & Research Company LLC, Surveyor Capital (a Citadel company), Octagon Capital, Kleiner Perkins, GV (formerly Google Ventures), and Alexandria Venture Investments.

Financial Results for the Quarter Ended March 31, 2021

For the three months ended March 31, 2021, the Company reported a net loss of $4.7 million, or a net loss per diluted share of $12.23, compared to a net loss of $2.5 million, or a net loss per diluted share of $7.79, for the same period last year.

During the first quarter 2021, net cash used in operating activities was $4.1 million, compared to $2.3 million for the same period last year.

Vera reported approximately $49.5 million in cash and cash equivalents as of March 31, 2021. Subsequently, Vera completed an initial public offering of 5,002,500 shares of its Class A common stock, including the underwriters’ exercise of their option in full, for net proceeds of approximately $48.4 million in May 2021.

About Atacicept

Atacicept is a novel, disease-modifying fully humanized fusion protein that is a dual inhibitor of the cytokines B lymphocyte stimulator (BLyS) and a proliferation-inducing ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with immunologic diseases, including IgA nephropathy (IgAN), also known as Berger’s disease, and systemic lupus erythematosus. Vera believes that atacicept has the potential to be the best-in-class and the leading B cell-targeted therapy for IgAN. Atacicept has been well tolerated and has been used in clinical trials of more than 1,500 patients to date. In a clinical trial of IgAN patients, data show atacicept is the first known molecule to substantially reduce galactose-deficient immunoglobulin A (Gd-IgA1).

About Vera

Vera Therapeutics is a clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases. Vera’s lead product candidate is atacicept, a fusion protein self-administered as a subcutaneous injection once weekly that blocks both B lymphocyte stimulator (BLyS) and a proliferation-inducing ligand (APRIL), which stimulate B cells and plasma cells to produce autoantibodies contributing to certain autoimmune diseases. In addition, Vera is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove medically useful, including lupus nephritis, a severe renal manifestation of systemic lupus erythematosus. For more information, please visit www.veratx.com.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the strength of Vera’s balance sheet and the adequacy of cash and cash equivalents on hand. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans,” “will”, “anticipates,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Vera’s business in general, the impact of the COVID-19 pandemic, and the other risks described in Vera’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Contact:

IR@veratx.com

Media Contact:

Greig Communications, Inc.

Kathy Vincent

(310) 403-8951

kathy@greigcommunications.com

VERA THERAPEUTICS, INC.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Operating expenses:
Research and development	$2,932	$1,439
General and administrative	1,784	1,032

Total operating expenses	4,716	2,471

Loss from operations	(4,716)	(2,471)
Total other income (expense)	2	(3)

Net loss and comprehensive loss	$(4,714)	$(2,474)

Net loss per share attributable to common stockholders, basic and diluted	$(12.23)	$(7.79)

Weighted-average shares of common stock outstanding, basic and diluted	385,401	317,693

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

	March 31, 2021	December 31, 2020
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$49,505	$53,654
Restricted cash, current	50	50
Prepaid expenses and other current assets	1,977	557

Total current assets	51,532	54,261
Restricted cash, noncurrent	293	293

Total assets	$51,825	$54,554

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,440	$909
Restructuring liability, current	515	962
Accrued expenses and other current liabilities	1,798	535

Total current liabilities	3,753	2,406
Restructuring liability, noncurrent	1,526	1,634
Accrued and other noncurrent liabilities	286	286

Total liabilities	5,565	4,326
Redeemable convertible preferred stock	139,576	139,576
Stockholders’ deficit

Common stock	—	—
Additional paid-in-capital	2,845	2,099

Accumulated deficit	(96,161)	(91,447)

Total stockholders’ deficit	(93,316)	(89,348)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$51,825	$54,554

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